                                                                    Exhibit 4(s)

================================================================================




                             AMENDED AND RESTATED

                                TRUST AGREEMENT

                                    between

                TEXAS UTILITIES ELECTRIC COMPANY, as Depositor

                                      and

                             THE BANK OF NEW YORK,

                       THE BANK OF NEW YORK (DELAWARE),

                              Robert S. Shapard,

                                  John Casey,

                               Michael Perkins,

                                Glenn D. Kirby

                                      and

                        Wayne E. Patterson, as Trustees

                         Dated as of January 30, 1997

                            TU ELECTRIC CAPITAL IV




================================================================================

                            TU ELECTRIC CAPITAL IV
                            ======================

             Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:

Trust Indenture                                                 Trust Agreement
  Act Section                                                        Section
---------------                                                 ---------------
Section 310(a)(1)      ....................................     8.07
           (a)(2)      ....................................     8.07
           (a)(3)      ....................................     8.09
           (a)(4)      ....................................     Not Applicable
           (b)         ....................................     8.08
Section 311(a)         ....................................     8.13
           (b)         ....................................     8.13
Section 312(a)         ....................................     5.07
           (b)         ....................................     5.07
           (c)         ....................................     5.07
Section 313(a)         ....................................     8.14(a)
           (a)(4)      ....................................     8.14(b)
           (b)         ....................................     8.14(b)
           (c)         ....................................     8.14(a)
           (d)         ....................................     8.14(a), 8.14(b)
Section 314(a)         ....................................     Not Applicable
           (b)         ....................................     Not Applicable
           (c)(1)      ....................................     Not Applicable
           (c)(2)      ....................................     Not Applicable
           (c)(3)      ....................................     Not Applicable
           (d)         ....................................     Not Applicable
           (e)         ....................................     Not Applicable
Section 315(a)         ....................................     8.01
           (b)         ....................................     8.02, 8.14(b)
           (c)         ....................................     8.01(a)
           (d)         ....................................     8.01, 8.03
           (e)         ....................................     Not Applicable
Section 316(a)         ....................................     Not Applicable
           (a)(1)(A)   ....................................     Not Applicable
           (a)(1)(B)   ....................................     Not Applicable
           (a)(2)      ....................................     Not Applicable
           (b)         ....................................     Not Applicable
           (c)         ....................................     Not Applicable

Section 317(a)(1)      ....................................     Not Applicable
           (a)(2)      ....................................     Not Applicable
           (b)         ....................................     5.09
Section 318(a)         ....................................     10.10

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS


                                  ARTICLE I.

                                 Defined Terms

Section 1.01.   Definitions.........................................................   2

                                  ARTICLE II.

                           Establishment of the Trust

Section 2.01.  Name.................................................................  11
Section 2.02.  Office of the Delaware Trustee; Principal Place of Business..........  11
Section 2.03.  Initial Contribution of Trust Property; Organizational Expenses......  11
Section 2.04.  Issuance of the Capital Securities...................................  11
Section 2.05.  Subscription and Purchase of Debentures; Issuance
                 of the Common Securities...........................................  11
Section 2.06.  Declaration of Trust; Appointment of Additional
                 Administrative Trustees............................................  12
Section 2.07.  Authorization to Enter into Certain Transactions.....................  12
Section 2.08.  Assets of Trust......................................................  16
Section 2.09.  Title to Trust Property..............................................  16

                                  ARTICLE III.

                                Payment Account

Section 3.01.  Payment Account......................................................  16

                                  ARTICLE IV.

                           Distributions; Redemption

Section 4.01.  Distributions........................................................  17
Section 4.02.  Redemption...........................................................  18
Section 4.03.  Subordination of Common Securities...................................  19
Section 4.04.  Payment Procedures...................................................  20
Section 4.05.  Tax Returns and Reports..............................................  20
Section 4.06.  Payments under Indenture.............................................  21

                                   ARTICLE V.

                         Trust Securities Certificates

Section 5.01.  Initial Ownership....................................................  21
Section 5.02.  The Trust Securities Certificates....................................  21
Section 5.03.  Execution and Delivery of Trust Securities Certificates..............  21
Section 5.04.  Registration of Transfer and Exchange of Capital
                 Securities Certificates............................................  22
Section 5.05.  Mutilated, Destroyed, Lost or Stolen Trust
                 Securities Certificates............................................  23
Section 5.06.  Persons Deemed Securityholders.......................................  23
Section 5.07.  Access to List of Securityholders' Names and Addresses...............  23
Section 5.08.  Maintenance of Office or Agency......................................  24
Section 5.09.  Appointment of Paying Agent..........................................  24
Section 5.10.  Ownership of Common Securities by Depositor..........................  25
Section 5.11.  Definitive Capital Securities Certificates...........................  25
Section 5.12.  Book-Entry System....................................................  25
Section 5.13.  Rights of Securityholders............................................  26
Section 5.14.  Cancellation by Transfer Agent and Registrar.........................  26

                                  ARTICLE VI.

                   Acts of Securityholders; Meetings; Voting

Section 6.01.  Limitations on Voting Rights.........................................  27
Section 6.02.  Notice of Meetings...................................................  28
Section 6.03.  Meetings of Holders of Capital Securities............................  28
Section 6.04.  Voting Rights........................................................  28
Section 6.05.  Proxies, etc.........................................................  28
Section 6.06.  Securityholder Action by Written Consent.............................  29
Section 6.07.  Record Date for Voting and Other Purposes............................  29
Section 6.08.  Acts of Securityholders..............................................  29
Section 6.09.  Inspection of Records................................................  30

                                  ARTICLE VII.

                 Representations and Warranties of the Property
                        Trustee and the Delaware Trustee

Section 7.01.  Property Trustee.....................................................  31
Section 7.02.  Delaware Trustee.....................................................  31

                                 ARTICLE VIII.

                                  The Trustees

Section 8.01.  Certain Duties and Responsibilities..................................  32
Section 8.02.  Notice of Defaults...................................................  33
Section 8.03.  Certain Rights of Property Trustee...................................  34
Section 8.04.  Not Responsible for Recitals or Issuance of Securities...............  37
Section 8.05.  May Hold Securities..................................................  37
Section 8.06.  Compensation; Fees; Indemnity........................................  37
Section 8.07.  Certain Trustees Required; Eligibility...............................  38
Section 8.08.  Conflicting Interests................................................  38
Section 8.09.  Co-Trustees and Separate Trustee.....................................  39
Section 8.10.  Resignation and Removal; Appointment of Successor....................  40
Section 8.11.  Acceptance of Appointment by Successor...............................  41
Section 8.12.  Merger, Conversion, Consolidation or Succession to Business..........  42
Section 8.13.  Preferential Collection of Claims Against Depositor or Trust.........  42
Section 8.14.  Reports by Property Trustee..........................................  42
Section 8.15.  Reports to the Property Trustee......................................  43
Section 8.16.  Evidence of Compliance With Conditions Precedent.....................  43
Section 8.17.  Number of Trustees...................................................  43
Section 8.18.  Delegation of Power..................................................  43
Section 8.19.  Fiduciary Duty.......................................................  44

                                  ARTICLE IX.

                          Termination and Liquidation

Section 9.01.  Termination Upon Expiration Date.....................................  45
Section 9.02.  Early Termination....................................................  45
Section 9.03.  Termination..........................................................  46
Section 9.04.  Liquidation..........................................................  46

                                   ARTICLE X.

                            Miscellaneous Provisions

Section 10.01.  Guarantee by the Depositor and Assumption of Obligations............  48
Section 10.02.  Limitation of Rights of Securityholders.............................  48
Section 10.03.  Amendment...........................................................  48
Section 10.04.  Separability........................................................  49
Section 10.05.  Governing Law.......................................................  50
Section 10.06.  Successors..........................................................  50
Section 10.07.  Headings............................................................  50

Section 10.08.  Notice and Demand...................................................  50
Section 10.09.  Agreement Not to Petition...........................................  51
Section 10.10.  Conflict with Trust Indenture Act...................................  51

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 30, 1997, between (i) Texas Utilities Electric Company, a Texas corporation (the "Depositor"), (ii) The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the "Property Trustee" and, in its separate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee") (iv) Robert S. Shapard, John Casey, Michael Perkins, Glenn D. Kirby and Wayne E. Patterson, each an individual, and each of whose address is c/o Texas Utilities Services Inc., 1601 Bryan Street, Dallas, Texas 75201 (each, an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Depositor, the Property Trustee, the Delaware Trustee and Wayne Patterson, as the Administrative Trustee, have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of January 8, 1997 (the "Original Trust Agreement"), and by the execution by the Property Trustee, the Delaware Trustee and Wayne Patterson, as Administrative Trustee and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, dated January 14, 1997, a copy of which is attached as Exhibit A; and

          WHEREAS, the Depositor, the Property Trustee, Delaware Trustee and Wayne Patterson, as Administrative Trustee, desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures, (ii) the issuance of the Common Securities by the Trust to the Depositor, (iii) the issuance of the Capital Securities by the Trust and (iv) the appointment of additional Administrative Trustees of the Trust;

          NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                  ARTICLE I.

                                 DEFINED TERMS

          SECTION 1.01. DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

               (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.08.

          "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount for a given period, the amount of Additional Interest (as defined in the Subordinated Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

          "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in their capacities as Administrative Trustees of the Trust created hereunder and not in their individual capacities, or such trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bank" has the meaning specified in the preamble to this Trust Agreement.

          "Bankruptcy Event" means, with respect to any Person:

               (i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (ii) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          "Bankruptcy Laws" has the meaning specified in Section 10.09.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

          "Business Day" means a day other than (x) a Saturday or a Sunday, (y) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (z) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's principal corporate trust office is closed for business.

          "Capital Security" means a security representing an undivided beneficial interest in the assets of the Trust having a Liquidation Amount of $1,000 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein and, in certain circumstances, a preference over the Common Securities.

          "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D.

          "Certificate of Trust" has the meaning specified in Section 2.07(d).

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

          "Closing Date" means the date of execution and delivery of this Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Security" means an undivided beneficial interest in the assets of the Trust having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

          "Corporate Trust Office" means the principal corporate trust office of the Property Trustee located in New York, New York.

          "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's Affiliates; and (b) any Holder of Trust Securities.

          "Debenture Event of Default" means an "Event of Default" as defined in the Subordinated Indenture.

          "Debenture Issuer" means Texas Utilities Electric Company, a Texas corporation, in its capacity as issuer of the Debentures.

          "Debenture Redemption Date" means "Redemption Date" as defined in the Subordinated Indenture with respect to the Debentures.

          "Debenture Trustee" means The Bank of New York, as trustee under the Subordinated Indenture, and its permitted successors and assigns as such trustee.

          "Debentures" means the $103,093,000 aggregate principal amount of the Depositor's Floating Rate Junior Subordinated Debentures, Series D, issued pursuant to the Subordinated Indenture which will mature on January 30, 2037.

          "Definitive Capital Securities Certificates" means Capital Securities Certificates issued in certificated, fully registered form as provided in
Section 5.11.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.

          "Delaware Trustee" means the banking corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement and includes Texas Utilities Electric Company in its capacity as Holder of the Common Securities.

          "Distribution Date" has the meaning specified in Section 4.01(a).

          "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

          "Early Termination Event" has the meaning specified in Section 9.02.

          "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the occurrence of a Debenture Event of Default; or

               (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Trust in the payment of any Redemption Price, plus accumulated and unpaid distributions, of any Trust Security when it becomes due and payable; or

               (iv) default in the performance, or breach, in any material respect of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is specifically dealt with in clause (ii) or (iii), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trust by the Holders of at least 10% in Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (v) the occurrence of a Bankruptcy Event with respect to the Trust.

          "Exchange Act" has the meaning specified in Section 2.07(c).

          "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit C, as amended from time to time.

          "Expiration Date" shall have the meaning specified in Section 9.01.

          "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, a New York banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

          "Indemnified Person" means any Trustee, any Affiliate of any Trustee, or any officer, director, shareholder, member, partners, employee, representative or agent of any Trustee, or any employee or agent of the Trust or its Affiliates.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities plus accumulated and unpaid Distributions to the date of such payment and (ii) Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

          "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.04.

          "Liquidation Distribution" has the meaning specified in Section
9.04(e).

          "No Recognition Opinion" has the meaning specified in Section 9.04(d).

          "Offer" has the meaning specified in Section 2.07(c).

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, but not an employee of the Trust, the Property Trustee, the Delaware Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          "Outstanding," when used with respect to Capital Securities, means, as of the date of determination, all Capital Securities theretofore delivered under this Trust Agreement, except:

               (i) Capital Securities theretofore canceled by the Transfer Agent and Registrar or delivered to the Transfer Agent and Registrar for cancellation;

               (ii) Capital Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Capital Securities; provided that, if such Capital Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

               (iii) Capital Securities in exchange for or in lieu of which other Capital Securities have been delivered pursuant to this Trust Agreement, including pursuant to Sections 5.04, 5.05 or 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustee the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Owner" means each Person who is the beneficial owner of a Securities Certificate as reflected in the records of the Securities Depository or, if a Securities Depository participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Securities Depository (directly or indirectly), in accordance with the rules of such Securities Depository.

          "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be Texas Utilities Services Inc.

          "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with The Chase Manhattan Bank, or such other banking institution as the Depositor shall select for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Paying Agent, pursuant to Section 5.09, shall make payments to the Securityholders in accordance with Sections 4.01 and 4.02.

          "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

          "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security.

          "Relevant Trustee" shall have the meaning specified in Section 8.10.

          "Responsible Officer," when used with respect to the Property Trustee means an officer of the Property Trustee assigned by the Property Trustee to administer its corporate trust matters.

          "Securities Depository" shall have the meaning specified in Section 5.12.

          "Securities Register" shall mean the Securities Register as described in Section 5.04.

          "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be a beneficial owner of such security within the meaning of the Delaware Business Trust Act.

          "Subordinated Indenture" means the Indenture, dated as of December 1, 1995, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.


          "Tax Event" means the receipt by the Trust or the Depositor of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an Administrative Action), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Series D Debentures, (ii) interest payable by the Depositor on the Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Transfer Agent and Registrar" shall mean the transfer agent and registrar for the Capital Securities appointed by the Trust and shall be initially Texas Utilities Services Inc.

          "Trust" means the Delaware business trust created by the Original Trust Agreement and continued hereby and identified on the cover page to this Trust Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (i) the Debentures, (ii) any cash on deposit in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Security" means any one of the Common Securities or the Capital Securities.

          "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

          "Underwriting Agreement" means the Underwriting Agreement, dated as of January 23, 1997, among the Trust, the Depositor and the underwriters named therein.


                                  ARTICLE II.

                          ESTABLISHMENT OF THE TRUST

          SECTION 2.01. NAME. The Trust created hereby shall be known as "TU Electric Capital IV", in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          SECTION 2.02. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

          SECTION 2.03. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          SECTION 2.04. ISSUANCE OF THE CAPITAL SECURITIES. On January 23, 1997 an authorized representative of the Depositor and the Trust, both executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, one of the Administrative Trustees, on behalf of the Trust in accordance with Section 5.02, executed and delivered a Capital Securities Certificate, registered in the name of the nominee of The Depositary Trust Company, having an aggregate Liquidation Amount of $100,000,000.

          SECTION 2.05. SUBSCRIPTION AND PURCHASE OF DEBENTURES; ISSUANCE OF THE COMMON SECURITIES. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $103,093,000 and, in satisfaction of the purchase price for such Debentures, (x) one of the Administrative Trustees, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 3,093 Common Securities having an aggregate Liquidation Amount of $3,093,000, and (y) the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $98,804,300 representing the proceeds from the sale of the Capital Securities pursuant to the Underwriting Agreement.

          SECTION 2.06. DECLARATION OF TRUST; APPOINTMENT OF ADDITIONAL ADMINISTRATIVE TRUSTEES. (a) The exclusive purposes and functions of the Trust are (i) to issue Trust Securities and invest the proceeds thereof in Debentures, and (ii) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. Anything in this Trust Agreement to the contrary notwithstanding, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

          SECTION 2.07. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII and in accordance with the following provisions
(A) and (B), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

     (A) As among the Trustees, the Administrative Trustees, acting singly or together, shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (i) the issuance and sale of the Trust Securities;

               (ii) without the consent of any Person, to cause the Trust to enter into and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, and such other agreements as may be necessary or desirable in connection with the consummation of the Underwriting Agreement;

               (iii) to qualify the Trust to do business in any jurisdiction as may be necessary or desirable;

               (iv) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (v) the registration of the Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (vi) the appointment of a Paying Agent and Transfer Agent and Registrar in accordance with this Trust Agreement;

               (vii) registering transfers of the Trust Securities in accordance with this Trust Agreement;

               (viii) the establishment of a record date for any of the purposes contemplated by Section 6.07 hereof;

               (ix) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of Delaware; and

               (x) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

     (B) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following ministerial matters:

               (i) the establishment of the Payment Account;

               (ii) the receipt of the Debentures;

               (iii) the deposit of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (iv) the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

               (v) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with the terms of this Trust Agreement;

               (vi) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (vii) as provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation to be prepared and filed by the Administrative Trustees with the Secretary of State of the State of Delaware; and

               (viii) the taking of any ministerial action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

          Subject to this Section 2.07(a)(B), the Property Trustee shall have none of the duties, powers or authority of the Administrative Trustees set forth in Sections 2.07(a)(A) and 2.07(c) or the Depositor set forth in Section 2.07(c). The Property Trustee shall have the power and authority to exercise all of the rights, powers and privileges of a holder of Debentures under the Subordinated Indenture and, if an Event of Default occurs and is continuing, the Property Trustee may, for the benefit of Holders of the Trust Securities, in its discretion, proceed to protect and enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Trust Agreement.

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes and not as an association taxable as a corporation, (iv) incur any indebtedness for borrowed money or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue of the Capital Securities, the Depositor and the Administrative Trustees, acting singly or together, (and, in the case of (v) below, Robert J. Reger, Jr., as authorized representative of the Trust) shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) to prepare for filing by the Trust with the Commission and to execute a registration statement on Form S-3 in relation to the Capital Securities, including any amendments thereto;

               (ii) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

               (iii) to execute and deliver on behalf of the Trust the Underwriting Agreement and such other agreements as may be necessary or desirable in connection with the consummation thereof;

               (iv) to select the investment banker or bankers to act as underwriters with respect to the offer and sale by the Trust of Capital Securities ("Offer") and negotiate the terms of an Underwriting Agreement and pricing agreement providing for the Offer;

               (v) to take any other actions necessary or desirable to carry out any of the foregoing activities; and

               (vi) to designate itself or an Affiliate to be the Transfer Agent and Registrar.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or classified other than as a "grantor trust" for United States federal income tax purposes and not as an association taxable as a corporation and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust (as amended or restated from time to time, the "Certificate of Trust") or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Capital Securities.

          SECTION 2.08. ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

          SECTION 2.09. TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.


                                  ARTICLE III

                                PAYMENT ACCOUNT

          SECTION 3.01 PAYMENT ACCOUNT.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and the Paying Agent appointed by the Administrative Trustees shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders of Trust Securities and for distribution as herein provided, including (and subject to) any priority of payments provided for herein. The Property Trustee shall have no liability in any respect whatsoever in regards to any moneys or other property deposited in the Payment Account at an institution other than the Property Trustee.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV.

                           DISTRIBUTIONS; REDEMPTION

          SECTION 4.01. DISTRIBUTIONS.

          (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from the Closing Date, and, except in the event that the Depositor exercises its right to extend the interest payment period for the Debentures pursuant to Section 311 of the Subordinated Indenture, shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on May 1, 1997. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) a "Distribution Date").

          (b) Distributions payable on the Trust Securities shall be fixed at the per annum floating rate to be determined quarterly by an agent of the Company with respect to the Debentures. Upon receipt of notice of the determination of any such rate, the Property Trustee shall notify the Holders of Capital Securities of such rate, the distribution payable per Capital Security and the Distribution Date therefor. The amount of Distributions payable for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full month, on the basis of the actual number of days elapsed. If the interest payment period for the Debentures is extended pursuant to Section 311 of the Subordinated Indenture, then Distributions on the Capital Securities will be deferred for the period equal to the extension of the interest payment period for the Debentures and the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such extended interest payment period is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues during any such extended interest payment period on the Debentures. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

          (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Distributions.

          (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which will be, for so long as the Capital Securities remain in book-entry form, one Business Day prior to the relevant Distribution Date, and in the event that the Capital Securities are not in book-entry form, shall be 15 days prior to the relevant Distribution Date.

          SECTION 4.02. REDEMPTION. (a) On each Debenture Redemption Date (including a Debenture Redemption Date with respect to a Tax Event) and at the maturity date for the Debentures (as defined in the Subordinated Indenture), the Property Trustee will be required to redeem a Like Amount of Trust Securities at the Redemption Price plus accumulated and unpaid Distributions to the date of such payment.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price and the amount of accumulated and unpaid Dividends to be paid on the Redemption Date;

               (iii) the CUSIP number;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

               (v) that on the Redemption Date the Redemption Price plus accumulated and unpaid Distributions to the date of such payment will become due and payable upon each such Trust Security to be redeemed and that interest thereon will cease to accrue on and after said date.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price plus accumulated and unpaid Distributions to the date of such payment with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price plus accumulated and unpaid Distributions to the date of such payment shall be deemed payable on each Redemption Date only to the extent that the Trust has funds immediately available in the Payment Account for such payment.

          (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price plus accumulated and unpaid Distributions to the date of such payment and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price plus accumulated and unpaid Distributions to the date of such payment to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price plus accumulated and unpaid Distributions to the date of payment thereof, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price payable on such date plus accumulated and unpaid Distributions to such Redemption Date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price plus accumulated and unpaid Distributions in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price plus accumulated and unpaid Distributions is actually paid, in which case the actual payment date will be deemed the date fixed for redemption for purposes of calculating the Redemption Price plus accumulated and unpaid Distributions to such date.

          (e) Payment of the Redemption Price on the Trust Securities shall be made to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the fifteenth day prior to the Redemption Date.

          (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated to the Common Securities and to the Capital Securities in the proportion that the aggregate Liquidation Amount of each is to the aggregate Liquidation Amount of all outstanding Trust Securities. The particular Capital Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Transfer Agent and Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities which has been or is to be redeemed.

          SECTION 4.03. SUBORDINATION OF COMMON SECURITIES. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price plus accumulated and unpaid distributions of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price plus accumulated and unpaid Distributions the full amount of such Redemption Price plus accumulated and unpaid Distributions on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of plus accumulated and unpaid Distributions of, Capital Securities then due and payable.

          (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

          SECTION 4.04. PAYMENT PROCEDURES.  Payments in respect of the
Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Securities Depository, such Distributions shall be made to the Securities Depository, which shall credit the relevant Persons' accounts at such Securities Depository on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Administrative Trustees and the Holder of the Common Securities.

          SECTION 4.05. TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense and direction, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099, or any successor form or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

          SECTION 4.06. PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 808 of the Subordinated Indenture. Notwithstanding the provisions hereunder to the contrary, Securityholders acknowledge that any Holder of Capital Securities that receives payment under Section 808 of the Subordinated Indenture may receive amounts greater than the amount such Holder may be entitled to receive pursuant to the other provisions of this Trust Agreement.


                                  ARTICLE V.

                         TRUST SECURITIES CERTIFICATES

          SECTION 5.01. INITIAL OWNERSHIP. Upon the creation of the Trust by the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

          SECTION 5.02. THE TRUST SECURITIES CERTIFICATES. The Trust Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and, if executed on behalf of the Trust by facsimile signature, countersigned by the Transfer Agent and Registrar or its agent.
Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust and, if executed on behalf of the Trust by facsimile signature, countersigned by the Transfer Agent and Registrar or its agent, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04 or 5.11.

          SECTION 5.03. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust, and in the case of Capital Securities executed by facsimile signature, countersigned by the Transfer Agent and Registrar, or its agent, and delivered to or upon the written order of the Depositor signed by its chairman of the board, any of its vice presidents or its Treasurer, without further corporate action by the Depositor, in authorized denominations. The Depositor agrees to indemnify, defend and hold The Bank of New York harmless against any and all costs and liabilities incurred without negligence arising out of or in connection with any such countersigning by it.

          SECTION 5.04. REGISTRATION OF TRANSFER AND EXCHANGE OF CAPITAL SECURITIES CERTIFICATES. The Transfer Agent and Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of Capital Securities Certificates and the Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. Texas Utilities Services Inc. shall be the initial Transfer Agent and Registrar.

          Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees, or any one of them, shall execute on behalf of the Trust by manual or facsimile signature and, if executed on behalf of the Trust by facsimile signature, cause the Transfer Agent and Registrar or its agent to countersign and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.08.

          Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Transfer Agent and Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Administrative Trustees in accordance with customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Capital Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Capital Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Capital Securities being redeemed in part.

          No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

          SECTION 5.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Transfer Agent and Registrar, or if the Transfer Agent and Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Transfer Agent and Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them and the Depositor harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on, behalf of the Trust shall execute by manual or facsimile signature and, if execution on behalf of the Trust is by facsimile signature, countersigned by a Transfer Agent and Registrar or its agent; and the Administrative Trustees, or any one of them, and, if executed on behalf of the Trust by facsimile signature, countersigned by the Transfer Agent and Registrar or its agent shall make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          SECTION 5.06. PERSONS DEEMED SECURITYHOLDERS. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Trustees and the Transfer Agent and Registrar shall be entitled to treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Transfer Agent and Registrar shall be bound by any notice to the contrary.

          SECTION 5.07. ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. The Administrative Trustees shall furnish or cause to be furnished (x) to the Depositor, within 15 days after receipt by any Administrative Trustee of a request therefor from the Depositor in writing and (y) to the Property Trustee, promptly after receipt by any Administrative Trustee of a request therefor from the Property Trustee in writing in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, a list, in such form as the Depositor or the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of a recent date. If Holders of Trust Securities Certificates evidencing ownership at such time and for the previous six months of not less than 25% of the outstanding aggregate Liquidation Amount apply in writing to any Administrative Trustee, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Administrative Trustees shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 5.08. MAINTENANCE OF OFFICE OR AGENCY. The Depositor shall or shall cause the Transfer Agent and Registrar to maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Depositor or the Transfer Agent and Registrar in respect of the Trust Securities Certificates may be served. The Depositor initially designates Midwest Clearing Corporation, 40 Broad Street, New York, New York 10004 as its principal corporate trust office for such purposes. The Depositor shall or shall cause the Transfer Agent and Registrar to give prompt written notice to the Depositor, the Property Trustee and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

          SECTION 5.09. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Administrative Trustees and the Property Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee shall be entitled to rely upon a certificate of the Paying Agent stating in effect the amount of such funds so to be withdrawn and that same are to be applied by the Paying Agent in accordance with this Section 5.09. The Administrative Trustees or any one of them may revoke such power and remove the Paying Agent if the Administrative Trustee or any one of them determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be Texas Utilities Services Inc., and it may choose any co-paying agent that is acceptable to the Administrative Trustees and the Depositor. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Administrative Trustees and the Depositor. In the event of the removal or resignation of Texas Utilities Services, Inc. as Paying Agent, the Administrative Trustees shall appoint a successor that is reasonably acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank, trust company or an Affiliate of the Depositor). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and
8.06 shall apply to the Paying Agent appointed hereunder, and the Paying Agent shall be bound by the requirements with respect to paying agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 5.10. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE". Common Securities Certificates representing the Common Securities shall be issued to the Depositor in the form of a typewritten or definitive Common Securities Certificate.

          SECTION 5.11. DEFINITIVE CAPITAL SECURITIES CERTIFICATES. Upon initial issuance of the Capital Securities, the Definitive Capital Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees, or any one of them. The Administrative Trustees, or any one of them, shall execute on behalf of the Trust by manual or facsimile signature, and, if executed by facsimile on behalf of the Trust, countersigned by the Transfer Agent and Registrar or its agent, the Definitive Capital Securities Certificates initially in accordance with the instructions of the Depositor. Neither the Transfer Agent and Registrar nor any of the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

          SECTION 5.12. BOOK-ENTRY SYSTEM. Some or all of the Capital Securities may be registered in the name of a securities depository ("Securities Depository") or a nominee therefor, and held in the custody of the Securities Depository. In such event, a single certificate will be issued and delivered to the Securities Depository for such Capital Securities, in which case the Owners of such Capital Securities will not receive physical delivery of certificates for Capital Securities. Except as provided herein, all transfers of beneficial ownership interests in such Capital Securities will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of the Capital Securities will receive, hold or deliver any certificate for Capital Securities. The Depositor, the Trustees and the Paying Agent will recognize the Securities Depository or its nominee as the Holder of Capital Securities for all purposes, including notices and voting.

          The Administrative Trustees, at the direction and expense of the Depositor, may from time to time appoint a Securities Depository or a successor thereto and enter into a letter of representations or other agreement with such Securities Depository to establish procedures with respect to the Capital Securities. Any Securities Depository shall be a Clearing Agency.

          The Depositor and the Trustees covenant and agree to meet the requirements of a Securities Depository for the Capital Securities with respect to required notices and other provisions of the letter of representations or agreement executed with respect to such Capital Securities.

          Whenever the beneficial ownership of any Capital Securities is determined through the books of a Securities Depository, the requirements in this Trust Agreement of holding, delivering or transferring such Capital Securities shall be deemed modified with respect to such Capital Securities to meet the requirements of the Securities Depository with respect to actions of the Trustees, the Depositor and the Paying Agent. Any provisions hereof permitting or requiring delivery of such Capital Securities shall, while such Capital Securities are in a book-entry system, be satisfied by the notation on the books of the Securities Depository in accordance with applicable state law.

          SECTION 5.13. RIGHTS OF SECURITYHOLDERS. The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than an undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Capital Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          SECTION 5.14. CANCELLATION BY TRANSFER AGENT AND REGISTRAR. All Trust Securities Certificates surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Transfer Agent and Registrar, be delivered to the Transfer Agent and Registrar and, if not theretofore cancelled, shall be promptly cancelled by the Transfer Agent and Registrar. No Trust Securities Certificates shall be issued in lieu of or in exchange for any Trust Securities Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. All cancelled Trust Securities Certificates held by the Transfer Agent and Registrar shall be disposed of in accordance with customary practices.


                                  ARTICLE VI.

                   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

          SECTION 6.01. LIMITATIONS ON VOTING RIGHTS. (a) Except as provided in this Section 6.01, in Section 10.03 and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association. If the Property Trustee fails to enforce its rights under the Debentures or this Trust Agreement, a Holder of Capital Securities may institute a legal proceeding directly against the Depositor to enforce the Property Trustee's rights under the Debentures or this

Trust Agreement, to the fullest extent permitted by law, without first instituting any legal proceeding against the Property Trustee or any other person. Notwithstanding the foregoing, a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference amount of the Capital Securities of such Holder on or after the due dates specified in the Debentures.

          (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 813 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least 66 2/3% of the aggregate Liquidation Amount of the Outstanding Capital Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by any Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Capital Securities, except pursuant to a subsequent vote of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

          (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66 2/3% in Liquidation Amount of the Outstanding Capital Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would not be classified as a "grantor trust" but an association taxable as a corporation for United States federal income tax purposes.

          SECTION 6.02. NOTICE OF MEETINGS. Notice of all meetings of the Holders of Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.08 to each Holder of a Capital Security, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          SECTION 6.03. MEETINGS OF HOLDERS OF CAPITAL SECURITIES. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of 25% of the then Outstanding Capital Securities (based upon their aggregate Liquidation Amount) and may, at any time in their discretion, call a meeting of Holders of Capital Securities to vote on any matters as to which the Holders of Capital Securities are entitled to vote.

          Holders of 50% of the then Outstanding Capital Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

          If a quorum is present at a meeting, an affirmative vote by the Holders of Capital Securities present, in person or by proxy, holding more than the lesser of (x) 66 2/3% of the then Outstanding Capital Securities (based upon their aggregate Liquidation Amount) held by the Holders of then Outstanding Capital Securities present, either in person or by proxy, at such meeting and
(y) 50% of the Outstanding Capital Securities (based upon their aggregate Liquidation Amount) shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

          SECTION 6.04. VOTING RIGHTS. Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

          SECTION 6.05. PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, or, if earlier, until eleven months after it is sent and the burden of proving invalidity shall rest on the challenger.

          SECTION 6.06. SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

          SECTION 6.07. RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

          SECTION 6.08. ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee deems sufficient.

          The ownership of Capital Securities shall be proved by the Securities Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise between or among the Securityholders and the Administrative Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          SECTION 6.09. INSPECTION OF RECORDS. Subject to Section 5.07 concerning access to the list of Securityholders, upon reasonable notice to the Administrative Trustees and the Property Trustee, the other records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF THE PROPERTY
                       TRUSTEE AND THE DELAWARE TRUSTEE


          SECTION 7.01. PROPERTY TRUSTEE. The Property Trustee hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

          (a) the Property Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of New York;

          (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (d) the execution, delivery and performance by the Property Trustee of this Trust Agreement will not violate, conflict with or constitute a breach of the Property Trustee's charter or by-laws; and

          (e) the execution, delivery and performance by the Property Trustee of this Trust Agreement does not require the consent or approval of, the giving of notice to, or the registration with any Federal or New York banking authority.

          SECTION 7.02. DELAWARE TRUSTEE. The Delaware Trustee represents and warrants for the benefit of the Depositor and the Securityholders that:

          (a) the Delaware Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement will not violate the Delaware Trustee's charter or by-laws; and

          (e) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement does not require the consent or approval of, the giving of notice to, or the registration with any Federal or Delaware banking authority.


                                  ARTICLE VII

                                 THE TRUSTEES

          SECTION 8.01. CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The duties and responsibilities of the Trustees shall be restricted to those set forth in the express provisions of this Trust Agreement and, in the case of the Property Trustee, as provided in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Trust Agreement against any of the Trustees. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding anything contained in this Trust Agreement to the contrary, the duties and responsibilities of the Property Trustee under this Trust Agreement shall be subject to the protections, exculpations and limitations on liability afforded to the Property Trustee under this Trust Agreement, the Trust Indenture Act, the Delaware Business Trust Act and, to the extent applicable, Rule 3a-7 under the Investment Company Act of 1940, as amended, or any successor rule thereunder. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee or Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) All duties and responsibilities of the Property Trustee contained in this Trust Agreement are subject to the following:

               (i) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Trust Property shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections, exculpations and limitations on liability afforded to the Property Trustee under this Trust Agreement, the Trust Indenture Act, the Delaware Business Trust Act and, to the extent applicable, Rule 3a-7 under the Investment Company Act of 1940, as amended, or any successor rule thereunder;

               (ii) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith;

               (iii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account established by the Property Trustee pursuant to this Trust Agreement and except to the extent otherwise required by law; and

               (iv) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

          SECTION 8.02. NOTICE OF DEFAULTS. Within ninety (90) days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such default to the Securityholders and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

          (b) Within Five Business Days after receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Subordinated Indenture, an Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such exercise to the Securityholders and the Property Trustee.

          SECTION 8.03. CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.01 and except as provided by law:

               (i) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) if (A) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (B) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (C) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

               (iii) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

               (iv) the Property Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (v) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Securityholder pursuant to this Trust Agreement, unless such Securityholder shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might be incurred by it in complying with such request or direction;

               (vi) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor personally or by agent or attorney;

               (vii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (viii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

               (ix) the Property Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Trust Securities unless either (A) a Responsible Officer of the Property Trustee shall have actual knowledge of the default or Event of Default or (B) written notice of such default or Event of Default shall have been given to the Property Trustee by the Depositor, the Administrative Trustees or by any Holder of the Trust Securities;

               (x) no provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Property Trustee shall be construed to be a duty;

               (xi) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it;

               (xii) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or registration thereof);

               (xiii) the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction; and

               (xiv) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (A) may request instructions from the Holders of the Trust Securities, which instructions may only be given by the Holders of the same Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of this Trust Agreement in respect of such remedies, rights or actions,
          (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

          SECTION 8.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement, the Debentures or the Trust Securities. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

          SECTION 8.05. MAY HOLD SECURITIES. Any Trustee or any agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such agent.

          SECTION 8.06. COMPENSATION; FEES; INDEMNITY.

          The Depositor agrees

          (i) to pay to the Trustees from time to time reasonable compensation for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence (gross negligence, in the case of any Administrative Trustee), bad faith or willful misconduct; and

          (iii) to indemnify each Trustee for, and to hold each Trustee harmless against, any and all loss, damage, claims, liability or expense incurred without negligence (gross negligence, in the case of any Administrative Trustee), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under this Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Depositor under this Section, each of the Trustees shall have a lien prior to the Trust Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of Distributions on the Trust Securities.

          In addition to the rights provided to each Trustee pursuant to the provisions of the immediately preceding paragraph of this Section 8.06, when a Trustee incurs expenses or renders services in connection with an Event of Default resulting from a Bankruptcy Event with respect to the Trust, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Trust Agreement.

          SECTION 8.07. CERTAIN TRUSTEES REQUIRED; ELIGIBILITY. (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

          (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

          (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

          SECTION 8.08. CONFLICTING INTERESTS.

          If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. The Subordinated Indenture and the Guarantee Agreement shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

           SECTION 8.09. CO-TRUSTEES AND SEPARATE TRUSTEE.

          Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the

Depositor and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (1) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees designated for such purpose hereunder, shall be exercised, solely by such Trustees.

          (2) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (3) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.09, and, in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

          (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

          (5) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (6) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

          SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (as the case may be, the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of
Section 8.11.

          The Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the resigning Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          Unless a Debenture Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at such time by Act of the Securityholders of a majority of the aggregate Liquidation Amount of the Outstanding Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

          If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as the Relevant Trustee at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Capital Securityholders of a majority in Liquidation Amount of the Outstanding Capital Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the Relevant Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholders or the Capital Securityholders and accepted appointment in the manner required by
Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          The retiring Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name and address of the successor Relevant Trustee and, in the case of the Property Trustee, the address of its Corporate Trust Office.

          Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirements for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor reasonably believes that any Administrative Trustee who is a natural person has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee (in which case the vacancy so created will be filled in accordance with the preceding sentence).

          No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any successor Property Trustee or Delaware Trustee.

          SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which
(1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee and (2) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor

Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

          Upon request of any such successor Relevant Trustee, the retiring Relevant Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

          No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

          SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee or any Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper, the giving of any notice or any further act on the part of any of the parties hereto.

          SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

          SECTION 8.14. REPORTS BY PROPERTY TRUSTEE. (a) the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Such of those reports as are required to be transmitted by the Property Trustee pursuant to Section 313(a) of the Trust Indenture Act shall be so transmitted within 60 days after July 31 of each year, commencing July 31, 1997.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which the Trust Securities are listed, with the Commission and with the Depositor. The Depositor will notify the Property Trustee when any Trust Securities are listed on any stock exchange.

          SECTION 8.15. REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 8.16. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement (including any covenants compliance with which constitutes a condition precedent) that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

          SECTION 8.17. NUMBER OF TRUSTEES.

          (a) The number of Trustees shall be five, provided that Depositor, by written instrument, may increase or decrease the number of Administrative Trustees.

          (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

          (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

          SECTION 8.18. DELEGATION OF POWER.

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Sections 2.07(a) and 2.07(c), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          (b) the Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

          SECTION 8.19. FIDUCIARY DUTY.

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture
Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

          (b) Unless otherwise expressly provided herein and subject to the provisions of the Trust Indenture Act:

               (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

               (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

          (c) Unless otherwise expressly provided herein and subject to the provisions of the Trust Indenture Act, whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it reasonably desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.


                                  ARTICLE IX.

                          TERMINATION AND LIQUIDATION

          SECTION 9.01. TERMINATION UPON EXPIRATION DATE. The Trust shall automatically terminate on December 31, 2040 (the "Expiration Date") and the Trust Property shall be distributed in accordance with Section 9.04.

          SECTION 9.02. EARLY TERMINATION. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

               (i) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

               (ii) the redemption of all of the Capital Securities;

               (iii) an order for judicial termination of the Trust having been entered by a court of competent jurisdiction;

               (iv) the election by the Depositor to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, distribute the Debentures to the Holders of Preferred Securities in liquidation of the Trust;

the Trust shall terminate and the Trustees shall take such action as is required by Section 9.04.

          SECTION 9.03. TERMINATION. The respective obligations and responsibilities of the Trust and the Trustees created hereby shall terminate upon the latest to occur of the following: (i) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section
4.02 or 9.04(d), of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses owed by the Trust; and (iii) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

          SECTION 9.04. LIQUIDATION. (a) If an Early Termination Event specified in clause (i) or (iii) of Section 9.02 occurs, after satisfaction of creditors of the Trust, if any, as provided by applicable law, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by distributing to each Securityholder a Like Amount of Debentures, subject to Section 9.04(e). Notice of liquidation shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i)  state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or, if Section 9.04(e) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

The Holder of Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing or if a Debenture Event of Default has not occurred solely by reason of a requirement that time lapse or notice be given, the Capital Securities shall have a priority over the Common Securities.

          (b) Except where Sections 9.02(ii), 9.04(d) or 9.04(e) apply, in order to effect the liquidation of the Trust hereunder, and any resulting distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.02(ii), 9.04(d) or 9.04(e) apply, after any Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such Trust Securities Certificates are so surrendered (and until such Trust Securities Certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

          (d) The Company shall have the right to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at the Redemption Price. Whether or not a Tax Event has occurred, the Company has the right, at any time, to terminate and, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Trust.

          (e)  In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for termination entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing or if a Debenture Event of Default has not occurred solely by reason of a requirement that time lapse or notice be given, the Capital Securities shall have a priority over the Common Securities.


                                  ARTICLE X.

                           MISCELLANEOUS PROVISIONS

          SECTION 10.01. GUARANTEE BY THE DEPOSITOR AND ASSUMPTION OF OBLIGATIONS. Subject to the terms and conditions hereof, the Depositor irrevocably and unconditionally guarantees to each Person to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"), and agrees to assume liability for, the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to Holders the amounts due such Holders pursuant to the terms of the Capital Securities. This guarantee and assumption is intended to be for the benefit, of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          SECTION 10.02. LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death, incapacity, bankruptcy, dissolution or termination of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          SECTION 10.03. AMENDMENT.

          (a) This Trust Agreement may be amended from time to time by the Trust (on approval of a majority of the Administrative Trustees and the Depositor, without the consent of any Securityholders), (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a "grantor trust" and not as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended; provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder and, in the case of clause (i), any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

          (b) Except as provided in Sections 6.01(c) and 10.03(c), any provision of this Trust Agreement may be amended by the Administrative Trustees and the Depositor with (i) the consent of Holders of Trust Securities representing not less than a majority (based upon Liquidation Amounts) of the Outstanding Trust Securities and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date.

          (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act of 1940, as amended, afforded by Rule 3a-5 thereunder.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Trustees, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or any Trustee.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

          (g) The Property Trustee is entitled to receive an Opinion of Counsel as conclusive evidence that any amendment to this Trust Agreement executed pursuant to this Section 10.03 is authorized or permitted by, and conforms to, the terms of this Section 10.03, has been duly authorized by and lawfully executed and delivered on behalf of the other requisite parties, and that it is proper for the Property Trustee under the provisions of this Section 10.03 to join in the execution thereof.

          SECTION 10.04. SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.05. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

          SECTION 10.06. SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or the Relevant Trustees or any of them, including any successor by operation of law.

          SECTION 10.07. HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

          SECTION 10.08. NOTICE AND DEMAND. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register and (ii) in the case of the Common Securityholder or the Depositor, to Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer, facsimile no. 214-812-2488, with a copy to the Secretary, facsimile no. 214-812-2488. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

          Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (i) with respect to the Property Trustee or the Delaware Trustee, The Bank of New York, 101 Barclay Street, Floor 21 West, New York, NY 10286, Attention: Corporate Trust Department, with a copy to: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711,
Attention: Corporate Trust Department, and (ii) with respect to the Trust or the Administrative Trustees, at the address above for notice to the Depositor, marked "Attention: Administrative Trustees for TU Electric Capital". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

          SECTION 10.09. AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with
Article IX, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.09 shall survive the termination of this Trust Agreement.

          SECTION 10.10. CONFLICT WITH TRUST INDENTURE ACT. (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing interests in the Trust.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Trust Agreement to be duly executed, all as of the day and year first above written.


                              TEXAS UTILITIES ELECTRIC COMPANY


                              By: /s/ Robert S. Shapard
                                 -----------------------------------------------
                                     Title: Treasurer and Assistant Secretary


                              THE BANK OF NEW YORK,
                                     as Property Trustee


                              By: /s/ Walter N. Gitlin
                                 -----------------------------------------------
                                     Title:  Vice President


                              THE BANK OF NEW YORK (DELAWARE),
                                     as Delaware Trustee


                              By: /s/ Joseph Ernst
                                 -----------------------------------------------
                                     Title:  Assistant Vice President


                                      /s/ Wayne E. Patterson
                                     -------------------------------------------
                                     Wayne E. Patterson
                                      solely in his capacity as Administrative
                                      Trustee


                                      /s/ Robert S. Shapard
                                     -------------------------------------------
                                     Robert S. Shapard
                                      solely in his capacity as Administrative
                                      Trustee


                                      /s/ John Casey
                                     -------------------------------------------
                                     John Casey
                                      solely in his capacity as Administrative
                                      Trustee

                                      /s/ Michael Perkins
                                     -------------------------------------------
                                      Michael Perkins
                                      solely in his capacity as Administrative
                                      Trustee


                                      /s/ Glenn D. Kirby
                                     -------------------
                                      Glenn D. Kirby
                                      solely in his capacity as Administrative
                                      Trustee

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST

                                       OF

                                 TU ELECTRIC CAPITAL IV

          THIS CERTIFICATE OF TRUST of TU Electric Capital IV (the "Trust"), dated as of January 14, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
              -------           ------

          1. Name. The name of the business trust being created hereby is TU Electric Capital.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, New Castle County, Delaware 19711.

          3. Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

THE BANK OF NEW YORK (DELAWARE),                  WAYNE E. PATTERSON,
not in its individual capacity                    not in his individual capacity
but solely as Trustee                             but solely as Trustee


By: /s/ Joseph G. Ernst                               By: /s/ Wayne E. Patterson
   ----------------------------                          -----------------------
Name:   Joseph G. Ernst
Title: Assistant Vice President



THE BANK OF NEW YORK,
not in its individual capacity
but solely as Trustee


By: /s/ Stephen J. Giurlando
   ----------------------------
Name:   Stephen J. Giurlando
Title: Assistant Vice President

                                                                       EXHIBIT B

                     THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number                            Number of Common Securities

     C-[_]

                   Certificate Evidencing Common Securities

                                      of

                              TU Electric Capital

                               Common Securities
                (liquidation amount $1,000 per Common Security)


          TU Electric Capital    , a statutory business trust created under the
laws of the State of Delaware (the "Trust"), hereby certifies that Texas Utilities Electric Company (the "Holder") is the registered owner of _____ (_____) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 30, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate for and on behalf of the Trust this ____ day of _________, 199_.


                                   TU Electric Capital



                                   By:
                                      __________________________________________
                                      not in his (her) individual capacity, but
                                      solely as Administrative Trustee

                                                                       EXHIBIT C


                   AGREEMENT AS TO EXPENSES AND LIABILITIES

          AGREEMENT dated as of January 30, 1997 between Texas Utilities Electric Company, a Texas corporation ("TU Electric"), and TU Electric Capital IV, a Delaware business trust (the "Trust").

          WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from TU Electric and to issue its Floating Rate Cumulative Capital Securities (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of January 30, 1997 as the same may be amended from time to time (the "Trust Agreement");

          WHEREAS, TU Electric is the issuer of the Debentures;

          NOW, THEREFORE, in consideration of the acceptance of the Capital Securities by each holder thereof, which acceptance TU Electric hereby agrees shall benefit TU Electric and which acceptance TU Electric acknowledges will be made in reliance upon the execution and delivery of this Agreement, TU Electric, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                   ARTICLE I

          Section 1.01. Assumption by TU Electric.  Subject to the terms and
                        -------------------------
conditions hereof, TU Electric hereby irrevocably and unconditionally assumes the full payment, when and as due, of any and all Obligations (as hereinafter defined) to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"). As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Capital Securities the amounts due such holders pursuant to the terms of the Capital Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          Section 1.02. Term of Agreement.  This Agreement shall terminate and
                        -----------------
be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by TU Electric and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          Section 1.03. Waiver of Notice.  TU Electric hereby waives notice of
                        ----------------
acceptance of this Agreement and of any Obligation to which it applies or may apply, and TU Electric hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.04. No Impairment.  The obligations, covenants, agreements
                        -------------
and duties of TU Electric under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

Neither the Trust nor any Beneficiary shall have any obligation to give notice to, or obtain the consent of, TU Electric with respect to the happening of any of the foregoing.

          Section 1.05. Enforcement.  A Beneficiary may enforce this Agreement
                        -----------
directly against TU Electric and TU Electric waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against TU Electric.


                                   ARTICLE II

          Section 2.01. Binding Effect.  All of the obligations, covenants and
                        --------------
agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of TU Electric and shall inure to the benefit of the Beneficiaries and their successors and assigns.

          Section 2.02. Amendment.  So long as there remains any Beneficiary or
                        ---------
any Capital Securities of any series shall be outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Securities.

          Section 2.03. Notices.  Any notice, request or other communication
                        -------
required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

               TU Electric Capital
               c/o Robert S. Shapard, Administrative Trustee
               1601 Bryan Street
               Dallas, Texas  75201
                Facsimile No.:  214-812-2488

               Texas Utilities Electric Company
               1601 Bryan Street
               Dallas, Texas  75201
                Facsimile No.:  214-812-2488
                Attention:  Treasurer

          Section 2.04. THIS AGREEMENT SHALL BE GOVERNED BY AND CON STRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

          THIS AGREEMENT is executed as of the day and year first above written.

                         TEXAS UTILITIES ELECTRIC COMPANY


                         By:_________________________________________
                            Name:
                            Title:

                         TU ELECTRIC CAPITAL

                         By:_________________________________________

                              not in his individual capacity, but solely as Administrative Trustee

                           [Clearing Agency Legend]

                                                                       EXHIBIT D

     Certificate Number       Number of               Securities

          P-                  CUSIP NO.

                Certificate Evidencing                Securities

                                      of

                            TU Electric Capital IV

                       Floating Rate Capital Securities
               (liquidation amount $1,000 per Capital Security)


          TU Electric Capital    , a statutory business trust created under the
laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ (_____) Capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the TU Electric Capital Floating Rate Cumulative Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.04 or 5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 30, 1997, as the same may be amended from time to time (the "Trust Agreement"). The holder of this certificate is entitled to the benefits of the Guarantee Agreement of Texas Utilities Electric Company, a Texas corporation, and The Bank of New York, as guarantee trustee, dated as of January 30, 1997 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate for and on behalf of the Trust.

Dated:

                                   TU ELECTRIC CAPITAL



                                   By:
                                      __________________________________________
                                        not in his (her) individual capacity,
                                        but solely as Administrative Trustee

Countersigned and Registered:
                                      TEXAS UTILITIES SERVICES INC.,
                                      Transfer Agent and Registrar

                                   By:
                                      __________________________________________
                                             (Authorized Signature)


                                      THE BANK OF NEW YORK, as agent
                                      for the Transfer Agent and Registrar

                                   By:
                                      __________________________________________
                                             (Authorized Signature)

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert address and zip code of assignee)

of the     Securities represented by this Certificate and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
attorney to transfer such        Securities Certificate on the books of the
Trust.  The attorney may substitute another to act for him or her.

Date:__________________

Signature:________________________

(Sign exactly as your name appears on the other side of this          Securities
Certificate)

Signature:________________________

(Sign exactly as your name appears on the other side of this          Securities
Certificate)